                                                                      EXHIBIT 11

EL PASO ELECTRIC COMPANY
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)


                                                                THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                                ---------------------------    ---------------------------
                                                                    1998           1997            1998           1997
                                                                ------------   ------------    ------------   ------------
NET INCOME APPLICABLE TO COMMON STOCK:
  Income before extraordinary loss on
    repurchases of debt                                         $     10,071   $     13,007    $     17,063   $     15,450
  Extraordinary loss on repurchases of
    debt, net of federal income tax
    benefit                                                                -           (427)              -         (2,671)
                                                                ------------   ------------    ------------   ------------
     Net income applicable to common stock                      $     10,071   $     12,580    $     17,063   $     12,779
                                                                ============   ============    ============   ============

BASIC EARNINGS PER COMMON SHARE:
  Weighted average number of common
    shares outstanding                                            60,169,436     60,129,784      60,167,618     60,121,729
                                                                ============   ============    ============   ============

  Net income per common share:
     Income before extraordinary loss
       on repurchases of debt                                   $      0.167   $      0.216    $      0.284   $      0.257
     Extraordinary loss on repurchases of
       debt, net of federal income tax benefit                             -         (0.007)              -         (0.044)
                                                                ------------   ------------    ------------   ------------
        Net income                                              $      0.167   $      0.209    $      0.284   $      0.213
                                                                ============   ============    ============   ============

DILUTED EARNINGS PER COMMON SHARE:
  Weighted average number of common
    shares outstanding                                            60,169,436     60,129,784      60,167,618     60,121,729
                                                                ------------   ------------    ------------   ------------
  Effect of dilutive potential common stock
    options based on the treasury stock
    method using average market price:
        Quarter ended March 31                                             -              -         262,998        220,087
        Quarter ended June 30                                        538,986        177,747         538,986        177,747
  Effect of dilutive potential restricted
    common stock based on the treasury
    stock method using average market
    price:
        Quarter ended March 31                                             -              -          16,434         16,596
        Quarter ended June 30                                         29,033         20,014          29,033         20,014
                                                                ------------   ------------    ------------   ------------
                                                                     568,019        197,761         847,451        434,444
        Divided by number of quarters                                      1              1               2              2
                                                                ------------   ------------    ------------   ------------
           Net effect of dilutive
             potential common stock                                  568,019        197,761         423,726        217,222
                                                                ------------   ------------    ------------   ------------
  Weighted average number of common shares
    and dilutive potential common shares
    outstanding                                                   60,737,455     60,327,545      60,591,344     60,338,951
                                                                ============   ============    ============   ============

  Net income per common share:
     Income before extraordinary loss on
       repurchases of debt                                      $      0.166   $      0.216    $      0.282   $      0.256
     Extraordinary loss on repurchases of
       debt, net of federal income tax
       benefit                                                             -         (0.007)              -         (0.044)
                                                                ------------   ------------    ------------   ------------
           Net income                                           $      0.166   $      0.209    $     0.282    $      0.212
                                                                ============   ============    ============   ============

                                                                      EXHIBIT 11
EL PASO ELECTRIC COMPANY
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)


                                                  TWELVE MONTHS ENDED JUNE 30,
                                                  ----------------------------
                                                      1998            1997
                                                  ------------    ------------
NET INCOME APPLICABLE TO COMMON STOCK:
 Income before extraordinary loss on
  repurchases of debt                             $     42,933    $     40,141
 Extraordinary loss on repurchases of
  debt, net of federal income tax benefit                    -          (2,671)
                                                  ------------    ------------
     Net income applicable to common stock        $     42,933    $     37,470
                                                  ============    ============

BASIC EARNINGS PER COMMON SHARE:
 Weighted average number of common
  shares outstanding                                60,151,260      60,100,684
                                                  ============    ============
 Net income per common share:
  Income before extraordinary loss on
   repurchases of debt                            $      0.714    $      0.668
  Extraordinary loss on repurchases of
   debt, net of federal income tax benefit                   -          (0.044)
                                                  ------------    ------------
     Net income                                   $      0.714    $      0.624
                                                  ============    ============

DILUTED EARNINGS PER COMMON SHARE:
 Weighted average number of common
  shares outstanding                                60,151,260      60,100,684
                                                  ------------    ------------
 Effect of dilutive potential common stock
  options based on the treasury stock
  method using average market price:
    Quarter ended March 31                             262,998         220,087
    Quarter ended June 30                              538,986         177,747
    Quarter ended September 30                         134,451          36,147
    Quarter ended December 31                          182,844          37,807
 Effect of dilutive potential restricted
  common stock based on the treasury stock
  method using average market price:
    Quarter ended March 31                              16,434          16,596
    Quarter ended June 30                               29,033          20,014
    Quarter ended September 30                          23,717          21,246
    Quarter ended December 31                           32,036          21,316
                                                  ------------    ------------
                                                     1,220,499         550,960
    Divided by number of quarters                            4               4
                                                  ------------    ------------
      Net effect of dilutive potential
       common stock                                    305,125         137,740
                                                  ------------    ------------
 Weighted average number of common shares
  and dilutive potential common shares
  outstanding                                       60,456,385      60,238,424
                                                  ============    ============

 Net income per common share:
  Income before extraordinary loss on
   repurchases of debt                            $      0.710    $      0.666
  Extraordinary loss on repurchases of debt,
   net of federal income tax benefit                         -          (0.044)

                                                  ------------    ------------
      Net income                                  $      0.710    $      0.622
                                                  ============    ============